UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2024
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SkyWater Technology, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40345	37-1839853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East 86th Street Bloomington, Minnesota	55425
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 851-5200
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SKYT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
SkyWater Technology, Inc. (the “Company”) held its annual meeting of stockholders on May 22, 2024 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two matters as follows:

Election of Nine Directors to Hold Office Until the Company’s 2025 Annual Meeting of Stockholders

The Company’s stockholders elected nine directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified by the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Edward M. Daly	31,152,853	263,965	7,138,406
Nancy Fares	31,052,411	364,407	7,138,406
Dennis J. Goetz	31,142,362	274,456	7,138,406
Gregory B. Graves	28,368,995	3,047,823	7,138,406
Joseph J. Humke	26,999,825	4,416,993	7,138,406
Chunyi (Amy) Leong	30,174,028	1,242,790	7,138,406
Gary J. Obermiller	27,778,196	3,638,622	7,138,406
Thomas Sonderman	26,980,487	4,436,331	7,138,406
Loren A. Unterseher	23,866,952	7,549,866	7,138,406
Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2024

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2024 by the following votes:

Votes For	Votes Against	Abstain
38,451,746	42,659	60,819

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

The following documents are filed as exhibits to this report:

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWater Technology, Inc.

Date: May 24, 2024	/s/ Thomas J. Sonderman
	Name:	Thomas J. Sonderman
	Title:	Chief Executive Officer